REPORT OF INDEPENDENT
  CERTIFIED PUBLIC
  ACCOUNTANTS

  ON INTERNAL CONTROL



  Board of Directors and
  Shareholders
  Matrix Advisors Value Fund
  New York, New York


  In planning and performing our audit
  of the financial statements of Matrix
  Advisors Value Fund for the year
  ended June 30, 2003, we considered
  its internal control, including control
  activities for safeguarding securities,
  in order to determine our auditing
  procedures for the purpose of
  expressing our opinion on the financial
  statements and to comply with the
  requirements of Form N-SAR, not to
  provide assurance on internal control.

  The management of the Funds is
  responsible for establishing and
  maintaining internal control.   In
  fulfilling this responsibility, estimates
  and judgments by management are
  required to assess the expected
  benefits and related costs of controls.
   Generally, controls that are relevant
  to an audit pertain to the entity's
  objective of preparing financial
  statements for external purposes that
  are fairly presented in conformity
  with accounting principles generally
  accepted in the United States of
  America.   Those controls include the
  safeguarding of assets against
  unauthorized acquisition, use, or
  disposition.

  Because of inherent limitations in any
  internal control, errors or fraud may
  occur and not be detected. Also,
  projection of any evaluation of the
  internal control to future periods is
  subject to the risk that it may become
  inadequate because of changes in
  conditions or that the effectiveness of
  the design and operation may
  deteriorate.

  Our consideration of the internal
  control would not necessarily disclose
  all matters in internal control that
  might be material weaknesses under
  standards established by the
  American Institute of Certified Public
  Accountants.   A material weakness
  is a condition in which the design or
  operation of one or more of the
  internal control components does not
  reduce to a relatively low level the
  risk that misstatements caused by
  error or fraud in amounts that would
  be material in relation to the financial
  statements being audited may occur
  and not be detected within a timely
  period by employees in the normal
  course of performing their assigned
  functions.   However, we noted no
  matters involving internal control and
  its operation, including controls for
  safeguarding securities, that we
  consider to be material weaknesses,
  as defined above, as of June 30, 2003.

  This report is intended solely for the
  information and use of management
  and the Board of Directors and
  Shareholders of the Matrix Advisors
  Value Fund and the Securities and
  Exchange Commission, and is not
  intended to be and should not be used
  by anyone other than these specified
  parties.




                             TAIT, WELLER
  & BAKER
  Philadelphia, Pennsylvania
  August 1, 2003